MUTUAL FUND DISTRIBUTION AND SHAREHOLDER SERVICES AGREEMENT


         AGREEMENT made as of ______________ by and between Strong Investments, Inc. ("Strong") and _________ ("Broker-Dealer").

       WITNESSETH:

         WHEREAS, Strong serves as principal underwriter to the open-end investment companies listed on Schedule A (each, a "Fund" and collectively, the "Funds"), each of which is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

         WHEREAS, Shares of the Funds are registered with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act") and offered to the public through a prospectus ("Prospectus") and statement of additional information ("SAI"); and

         WHEREAS, Strong desires to appoint Broker-Dealer, and Broker-Dealer desires to serve, as Strong's agent in providing distribution assistance and shareholder services pertaining to the Funds.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, it is hereby agreed by and between the parties hereto as follows:

SECTION 1 - CAPACITY IN WHICH SERVICES WILL BE PROVIDED

         (a) Broker-Dealer agrees to act as Strong's agent in providing the services under this Agreement. Broker-Dealer will not act in a principal capacity or as a principal underwriter to the Funds as defined in the Investment Company Act. In acting as Strong's agent, Broker-Dealer may rely solely and conclusively on the representations contained in the Prospectus and SAI for each Fund, as well as any other written marketing or other materials Strong provides to Broker-Dealer and Broker-Dealer assumes no responsibility for the accuracy of such materials.

         (b) Services that Broker-Dealer may provide include the following:

                  (i) Assist Strong in marketing shares of the Funds to Broker-Dealer's prospective and existing customers ("Customers");

                  (ii) Assist Strong in processing purchase, exchange and redemption requests for Customers and in placing such orders with the Funds;

                  (iii) Provide periodic information to Customers about their holdings of Fund shares;

                  (iv) Arrange for bank wires or federal funds wires;

                  (v) Respond to Customer inquiries concerning their investments in the Funds and the services performed by Broker-Dealer under this Agreement;

                  (vi)  Where   required  by  law,   forward  Fund   shareholder
         communications  (such  as  proxies,   shareholder  reports,   financial
         statements and dividend, distribution and tax notices) to Customers;

                  (vii) Assist Customers in changing dividend options, account designations, and addresses; and

                  (viii) Provide such other similar services as Strong may reasonably request to the extent permitted under applicable laws or regulations.

SECTION 2 - PROCESSING OF CUSTOMER ORDERS

Orders for the purchase of Fund shares shall be executed at the then current public offering price per share (i.e., the net asset value ("NAV") per share plus any applicable sales charge) and all orders for the redemption of any Fund shares shall be executed at the NAV per share less any applicable deferred sales charge, redemption fee or similar charge or fee, if any. Specifically, Broker-Dealer will accept purchase and redemption orders from Customers no later than the time each business day (typically, 3:00 p.m. Central Time) that the Fund calculates its NAV per share in accordance with the procedure(s) contained in the Prospectus (the "Pricing Deadline"). Customer orders that are accepted by Broker-Dealer each business day before the Pricing Deadline will be priced at the Fund's NAV calculated as of the Pricing Deadline.

SECTION 3 - COMPENSATION

         (a) In return for providing the services set forth in this Agreement, Broker-Dealer shall be entitled to a reallowance equal in amount to the percentage set forth in Schedule A to this Agreement. This reallowance may take the form of a front-end, deferred or asset-based sales charge, as defined in National Association of Securities Dealers Inc. ("NASD") Conduct Rule 2830(b). The fee will be calculated and paid in the manner set forth in Schedule A.

         (b) In addition to the reallowance set forth above in paragraph (a), Broker-Dealer shall be entitled to receive an asset-based service fee for each Fund equal in amount to the percentage set forth in the Prospectus of applicable Fund. The fee will be calculated and paid in the manner set forth in Schedule A.

         (c) In accordance with the terms in the Prospectus of the applicable Fund, Broker-Dealer acknowledges that a reduced sales charge or no sales charge may be available to Customers. Broker-Dealer agrees to advise Strong promptly at its request as to amounts of any and all purchases of Fund shares made by Broker-Dealer, as agent for its Customers, qualifying for a reduced sales charge or no sales charge. If any shares sold with a sales charge are redeemed for the account of the Fund or are tendered for redemption within seven (7) days after the date of purchase: (i) Broker-Dealer will refund to Strong the full reallowance received by Broker-Dealer on the sale; and (ii) Strong will pay to the Fund its portion of the sales charge on the sale which had been retained by Strong and shall also pay to the Fund the amount refunded by Broker-Dealer.

SECTION 4 - REPRESENTATIONS

         (a) Strong represents and warrants as of the date hereof and throughout the term of this Agreement that:

                  (i) Strong is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934, as amended, a member of the NASD and qualified to conduct business as a broker-dealer in each of the states in which the Funds may be sold;

                  (ii) Strong serves as "principal underwriter" to the Funds within the meaning of the Investment Company Act under one or more written agreements that are validly executed, comply fully with applicable provisions of the Investment Company Act and other applicable laws and regulations, and will remain in full force and effect throughout the term of this Agreement;

                  (iii) The amount and form of compensation payable to Broker-Dealer under Section 3 of this Agreement as well as any other cash and non-cash compensation payable to Broker-Dealer complies fully with applicable provisions of the NASD Conduct Rules, including without limitation NASD Conduct Rules 2820 and 2830, as well as other applicable laws and regulations and such compensation is accurately and adequately disclosed in compliance with all applicable laws and regulations;

                  (iv) All asset-based fees payable to Broker-Dealer under this Agreement for providing distribution-related services will: (i) comply fully with the terms and conditions of Rule 12b-1 under the Investment Company Act; (ii) be paid out of Strong's own legitimate profits and be outside the scope of that rule; or (iii) otherwise comply with applicable laws and regulations;

                  (v) The Prospectus and SAI for each Fund and any additional written materials that Strong supplies to Customers comply in all material respects with applicable regulatory and disclosure requirements;

                  (vi) Strong and the Funds are duly organized and validly existing under the laws of the jurisdiction in which Strong and the Funds were organized;

                  (vii) All authorizations (if any) required for Strong's lawful execution of this Agreement and Strong's performance hereunder have been obtained;

                  (viii) The shares of the Funds are registered under the Securities Act of 1933 and have been qualified for sale under, or are exempt from the requirements of the respective securities laws of applicable states and jurisdictions and Strong will notify Broker-Dealer promptly in the event shares of the Funds cease to be qualified for sale under, or cease to qualify for an exemption from the requirements of the respective securities laws of applicable states and jurisdiction; and

                  (ix) Strong agrees to provide Broker-Dealer with sufficient quantities of Fund Prospectuses, proxy materials and other shareholder communications to send to Customers at no cost to Broker-Dealer. Strong also agrees to reimburse Broker-Dealer for any reasonable out-of-pocket expenses, including the cost of any mailing agent, that Broker-Dealer may incur in mailing such materials.

         (b) Broker-Dealer represents and warrants that:

                  (i) Broker-Dealer is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934, as amended, a member of the NASD and qualified to conduct business as a broker-dealer in each of the states in which the Funds may be sold;

                  (ii)  Broker-Dealer  is duly  organized  and validly  existing
         under  the  laws  of  the  jurisdiction  in  which   Broker-Dealer  was
         organized;

                  (iii) All authorizations required for Broker-Dealer's lawful execution of this Agreement and Broker-Dealer's performance hereunder have been obtained;

                  (iv) Any information Broker-Dealer provides to Customers concerning the Funds will be based on information contained in the Prospectus, or SAI for the Funds, or on promotional materials or sales literature that Strong furnishes to the public;

                  (v) Broker-Dealer will distribute Fund Prospectuses, proxy materials and other shareholder communications to Customers in accordance with applicable regulatory requirements, except to the extent Strong expressly undertakes in writing to do so;

                  (vi)   Broker-Dealer   will  not   effect   any   transactions
         (including, without limitation, any purchases, exchanges and redemptions) in any Fund shares, registered in the name of, or beneficially owned by, any Customer, unless to Broker-Dealer's knowledge, such Customer has granted to Broker-Dealer full right, power and authority to effect such transactions on such Customer's behalf; and

                  (vii) Broker-Dealer will obtain from each Customer for whom it acts as agent for the purchase of Fund shares any taxpayer identification number certification and such other information as may be required from time to time under the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, and provide Strong or its designee with timely written notice of any failure to obtain such taxpayer identification number certification or other information in order to enable the implementation of any required withholding.

SECTION 5 - MARKETING MATERIALS

Strong represents that all written and electronic advertisements and sales materials pertaining to the Funds that Strong provides to Broker-Dealer, its affiliates, and their employees, agents and representatives are Strong's responsibility and will be accurate and up-to-date as of the time they are provided to Broker-Dealer. In addition, Strong represents, warrants and covenants that all advertisements and sales literature as defined in NASD Conduct Rule 2210(a) will comply with all applicable NASD requirements and other applicable laws, rules and regulations and that Strong will take all reasonable actions to prevent the distribution to Broker-Dealer personnel of any materials that are inconsistent with these representations.

SECTION 6 - INDEMNIFICATION

         (a) Strong will indemnify and hold harmless Broker-Dealer, each director, officer, employee, and agent of Broker-Dealer, and each person who is or may be deemed to be controlling, controlled by or under common control with Broker-Dealer from and against any and all direct and indirect claims, damages, losses, liabilities, or expenses (including the reasonable costs of investigation and reasonable attorney's and other legal fees) resulting from:
(i) the willful misconduct or negligence, as measured by industry standards, of Strong, its agents and employees, in the performance of, or failure to perform, Strong's obligations under this Agreement; PROVIDED, HOWEVER, that Strong will not be liable for indemnification under this subparagraph to the extent that any claim, damage, loss, liability, or expense results from the willful misconduct or negligence, as measured by industry standards, of Broker-Dealer or its affiliates; (ii) any violation of any law, rule, or regulation relating to the registration or qualification of shares of a Fund, except to the extent such violation results from the willful misconduct or negligence, as measured by industry standards, of Broker-Dealer; (iii) any untrue statement, or alleged untrue statement, of a material fact contained in any Fund's registration statement or any offering documents, sales literature, or marketing materials that Strong, a Fund or any affiliates provide to Broker-Dealer, or any omission, or alleged omission, to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iv) any breach or violation of the representations, warranties, or covenants set forth in this Agreement. Such right of indemnification will survive the termination of this Agreement.

         (b) Broker-Dealer will indemnify and hold harmless Strong and each of its directors, officers, employees, and agents and each person who is or may be deemed to be controlling, controlled by or under common control with Strong, from and against any and all direct and indirect claims, damages, losses, liabilities, or expenses (including the reasonable costs of investigation and reasonable attorney's and other legal fees) resulting from (i) the willful misconduct or negligence, as measured by industry standards, of Broker-Dealer, its agents and employees, in the performance of, or failure to perform, its obligations under this Agreement; or (ii) any untrue statement, or alleged untrue statement, of a material fact contained in offering documents, sales literature, or marketing materials that Broker-Dealer or any of its affiliates produces and provides to Customers who are Fund shareholders, or any omission, or alleged omission, to state a material fact required to be stated therein or necessary to make the statements therein not misleading, PROVIDED, HOWEVER, that Broker-Dealer will not be liable for indemnification hereunder to the extent that any claim, damage, loss, liability, or expense results from the willful misconduct or negligence, as measured by industry standards, of Strong or Strong's affiliates. This right of indemnification will survive the termination of this Agreement.

         (c) In no case shall the indemnification provided in this Section 6 be available to protect any person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its or his/her obligations or duties hereunder, or by reason of its or his/her reckless disregard of its or his/her obligations and duties hereunder.

SECTION 7 - ARBITRATION

In the event of a dispute with respect to this Agreement that the parties are unable to resolve themselves, such dispute will be settled by arbitration in accordance with the then existing NASD Code of Arbitration Procedure ("NASD Code"). The arbitrators will act by majority decision and their award may allocate attorneys fees and arbitration costs between the parties. Their award will be final and binding between the parties, and such award may be entered as a judgment in any court of competent jurisdiction. The parties agree that, to the extent permitted by the NASD Code, the arbitrators will be selected from the securities industry.

SECTION 8 - CONFIDENTIALITY OF CUSTOMER INFORMATION

The names, addresses and other information concerning Customers are and shall remain the sole property of Broker-Dealer. Neither Strong, its affiliates, nor their officers, directors, employees or agents, or any control person of the foregoing persons shall use such names, addresses or other information for any purpose except (a) in connection with the performance of Strong's duties and responsibilities hereunder and except for shareholder servicing and informational mailings relating to the Funds; or (b) as otherwise permitted or required by applicable law. Notwithstanding the foregoing, this Section 8 shall not prohibit Strong or any of its affiliates from utilizing for any purpose the names, addresses or other information concerning any of Broker-Dealer's Customers if such names, addresses or other information are obtained in any manner other than from Broker-Dealer pursuant to this Agreement. The provisions of this Section 8 shall survive the termination of this Agreement.

SECTION 9 - NON-EXCLUSIVITY OF AGREEMENT

Neither this Agreement nor the performance of the services of the respective parties hereunder shall be considered to constitute an exclusive arrangement, or to create a partnership, association or joint venture between Strong and Broker-Dealer. Except to the extent set forth in Section 1 of this Agreement, neither party hereto shall be, act as, or represent itself as, the agent or representative of the other, nor shall either party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of, or on behalf of, the other party. This Agreement is not intended to, and shall not, create any rights against either party hereto by any third party solely on account of this Agreement. Neither party hereto shall use the name of the other party in any manner without the other party's prior written consent, except: (a) as required by any applicable federal or state law, rule, regulation or requirement; (b) pursuant to any promotional programs mutually agreed upon in writing by the parties hereto; and
(c) that Broker-Dealer may supply its Customers with a list of Funds available under this Agreement.

SECTION 10 - NOTICES

Unless otherwise agreed to by both parties, all notices under this Agreement will be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first-class mail, return receipt requested, or by facsimile, telecopier, telex, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to Strong shall be given or sent to Strong at its offices, located at:

         Strong Investments, Inc.
         100 Heritage Reserve
         Menomonee Falls, Wisconsin 53051
         Attn.:  General Counsel

and all notices to Broker-Dealer shall be given or sent to Broker-Dealer at Broker-Dealer's address shown below.

SECTION 11 - TERM AND TERMINATION OF AGREEMENT

This Agreement shall become effective only when accepted and signed by both Strong and Broker-Dealer, and may be terminated at any time by either party hereto upon 30 days' prior written notice to the other party. After the date of termination of this Agreement (the "Termination Date"), the compensation described in Section 3 hereof will continue to be due with respect to any shares held by Broker-Dealer clients on the Termination Date for so long as such shares are held in an account with Broker-Dealer and Broker-Dealer continues to provide the services described in this Agreement. Broker-Dealer agrees that in the event of termination of the Agreement as provided in this Section 11, it shall provide Strong with such reports and certificates as Strong may reasonably request as necessary to determine that the continued payment of compensation has been calculated in accordance with this Agreement.

SECTION 12 - ASSIGNABILITY

This Agreement is not assignable within the meaning of the Investment Company Act by either party without the other party's prior written consent, and any attempted assignment in contravention hereof shall be null and void.

SECTION 13 - SCHEDULES; ENTIRE AGREEMENT

All Schedules to this Agreement, as they may be amended from time to time, are by this reference incorporated into and made a part of this Agreement. This Agreement (including the Schedules hereto) constitutes the entire Agreement between the parties as to the subject matter hereof and supersedes any and all agreements, representations and warranties, written or oral, regarding such subject matter made prior to the time at which this Agreement has been executed and delivered by Broker-Dealer.

SECTION 14 - AMENDMENT

This Agreement may be amended only by a writing executed by each party, except that Schedule A may be amended by Strong on 30 days' written notice to Broker-Dealer or such earlier time as shall be agreed to by the parties.

SECTION 15 - CUSTODY

Broker-Dealer acknowledges that Fund shares maintained by Broker-Dealer hereunder are held in custody for the exclusive benefit of Customers and shall be held free of any right, charge, security interest, lien or claim against Broker-Dealer in favor of Strong.

SECTION 16 - GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the internal laws of the state of Wisconsin, without giving effect to principles of conflicts of laws.

         IN WITNESS WHEREOF the parties hereto have caused the Agreement to be duly executed as of the date first written above.

                                    STRONG INVESTMENTS, INC.


                  By___________________________________________
                                    Name:
                                    Title :

                                    [NAME OF BROKER-DEALER]


                                    By
                                       -----------------------------------------
                                    Name:
                                    Title:

                                    Address:
                                            ------------------------------------


NOTE: Please sign and return duplicate originals of this Agreement to Strong. Upon acceptance one countersigned original will be returned to you for your files.

                                   SCHEDULE A


                     LIST OF FUNDS SUBJECT TO THIS AGREEMENT